UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2018

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)       Genie Energy Ltd.’s (the “Company”) Annual Meeting of Stockholders was held on May 7, 2018 (the “Meeting”). Stockholders voted on the matter set forth below.

(b)       (1) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	% Votes For
James A. Courter	5,929,426	283,370	1,523	95.44%
Howard S. Jonas	5,948,141	265,464	715	95.73%
W. Wesley Perry	6,168,923	41,496	3,901	99.33%
Alan B. Rosenthal	6,171,770	39,346	3,203	99.37%
Allan Sass	6,183,476	27,204	3,640	99.56%

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(2) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of an amendment to the Company’s 2011 Stock Option and Incentive Plan to: (i) authorize additional shares of Class B Common Stock to be reserved for issuance thereunder by an additional 974,199 shares, (ii) allow non-employee directors to elect to receive their annual director fee in whole or in part in shares of Company’s Class B Common Stock, and (iii) conform with recent tax law changes..

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	% Votes For
6,167,951	42,027	4,342	99.32%

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(3) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval and ratification of an August 7, 2017 grant to Howard S. Jonas of 210,840 shares of the Company’s Class B Common Stock in connection with the vesting of Deferred Stock Units in the Company’s subsidiary Genie Retail Energy, Inc.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	% Votes For
6,130,862	59,214	24,243	99.04%

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(4) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of a sale to Howard S. Jonas of 1,152,074 shares of the Company’s Class B Common Stock at $4.34 per share for an aggregate sale price of $5 million, and warrants to purchase an additional 1,048,218 shares of the Company Class B Common Stock at $4.77 per share for an aggregate exercise price of $5 million.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	% Votes For
6,175,120	36,107	3,093	99.42%

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

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(5) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of a grant of options to purchase 256,818 shares of the Company’s Class B Common Stock at an exercise price of $4.34 per share to Howard S. Jonas in lieu of a cash bonus.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	% Votes For
6,152,811	58,531	2,978	99.06%

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(6) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with an advisory vote on the compensation of the “Named Executive Officers” identified in the Summary Compensation Table in the “Executive Compensation” section of the Company’s 2018 Proxy Statement.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions	% Votes For
5,958,596	251,359	4,365	95.95%

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(7) A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on this matter were voted in connection with conducting an advisory vote on the frequency of future advisory votes on executive compensation.

The number of votes cast with respect to this matter was as follows:

1 Year	2 Years	3 Years
409,401	5,086	5,793,502

There were no broker held non-voted shares represented at the Meeting with respect to this matter.

(d) Based upon the results set forth in item (b)(7) above, the Board of Directors has determined that advisory votes on executive compensation will be submitted to stockholders once every three years.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Michael Stein
Name: Michael Stein Title: Chief Executive Officer

Dated: May 9, 2018

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